UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0056
Washington, D.C. 20549	Expires: July 31, 2025
Estimated average burden
FORM 8-A	hours per response. 3.0

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOUND CAVE TECHNOLOGY INC.
(Exact name of registrant as specified in charter)

Wyoming	37-2028652
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

42 Cathy Jean Crescent, Toronto, Ontario	M9V4T2
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: Form S-1; SEC File Number: 333-263405

Securities to be registered pursuant to Section 12(g) of the Act: None

Common stock, par value of $0.0001

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (File Number: 333-263405) is incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-263405 on April 25, 2022. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion

2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUND CAVE TECHNOLOGY INC.

Date: July 14, 2025	By:	/s/ Christopher Campbell
Christopher Campbell, President

3